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                                [BGE LETTERHEAD]


                                                                   EXHIBIT (5)-1



                                                                January 29, 1996


[LOGO]

Constellation Energy Corporation
c/o Winthrop Stimson, Putnam & Roberts
One Battery Park Plaza
New York, NY

Gentlemen:

    This opinion is provided in connection with Registration No. 33-64799 on Form S-4 (the "Registration Statement") filed by Constellation Energy Corporation with the Securities and Exchange Commission ("Commission") under the Securities Act of 1933, as amended, regarding the proposed issuance of up to 284,127,415 shares of Constellation Energy Common Stock, no par value (the "Common Shares"), 591,849 shares of Constellation Energy Corporation Class A Preferred Stock, $100 par value (the "Class A Preferred Shares"), 5,376,465 shares of Constellation Energy Corporation Class B Preferred Shares, $50 par value (the "Class B Preferred Shares"), 5,520,000 shares of Constellation Energy Corporation Preference Stock, $100 par value (the "Preference Shares"). The Common Shares, the Class A Preferred Shares, the Class B Preferred Shares, and the Preference Shares together are referred to as the "Stock" in this opinion. The Stock will be issued in connection with the proposed merger of Baltimore Gas and Electric Company ("BGE") and Potomac Electric Power Company ("PEPCO") into Constellation Energy Corporation (the "Proposed Merger") as described in the Agreement and Plan of Merger dated as of September 22, 1995 among BGE, PEPCO, and Constellation Energy (the "Merger Agreement"). The Merger Agreement is filed as Exhibit (2)-1 to the Registration Statement.


    I am the General Counsel of BGE, a Maryland corporation, and head of its Legal Department. BGE is a shareholder of Constellation Energy Corporation, and Constellation Energy Corporation has requested that I provide this opinion. I am licensed to practice law in the State of Maryland. I have relied upon the opinion of Piper & Marbury as to matters of Virginia law. In connection with this opinion. I, together with attorneys I supervise, have considered, among other things (1) the proposed Charter of Constellation Energy Corporation filed as Exhibit (3)-(1) to the Registration Statement (the "Proposed Charter"); (2) the proposed By-Laws of Constellation Energy Corporation filed as Exhibit
(3)-(2) to the Registration Statement (the "Proposed By-laws"); (3) the corporate proceedings for approval of the issuance and sale of the Stock; (4) the Registration Statement; (5) the Merger Agreement; (6) the provisions of the Public Utility Holding Company Act of 1935, as amended (the "1935 Act"), together with an order dated January 16, 1956, issued by the Commission (File No. 31-631) exempting BGE from the provisions of the 1935 Act applicable to it as a holding company; (7) the opinion of Piper & Marbury dated January 24, 1996 concerning the applicability and effect of Virginia law to the matters covered in this opinion; and (8) such other documents, transactions, and matters of law as we deemed necessary in order to render this opinion.


    This opinion is subject to (1) appropriate resolutions being adopted by Constellation Energy Corporation Board of Directors prior to the issuance of the Stock; (2) the Registration Statement becoming effective under the Securities Act of 1933, as amended; (3) proper adoption, filing, and recording of the Proposed Charter and the proper adoption of the Proposed By-Laws so that both are in effect at the time of issuance of the Stock; (4) the authorization of the Public Service Commission of Maryland for the issuance of the Stock, and, if required, authorizations from the public services commissions of the District of Columbia, Virginia, and Pennsylvania; and (5) the Proposed Merger being consummated as contemplated in the Merger Agreement.
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Constellation Energy Corporation
January 29, 1996
Page 2


    Based on the foregoing, I am of the opinion that the Stock, when issued and delivered in accordance with the provisions of the Merger Agreement, will constitute legally issued, fully paid and nonassessable shares of Constellation Energy Corporation Common Stock, Class A Preferred Stock, Class B Preferred Stock, or Preference Stock, as the case may be.

    The opinion expressed herein concerns only the effect of the law (excluding the principles of conflicts of law) of the State of Maryland and the United States of America as currently in effect and, to the extent covered in the Piper & Marbury opinion, the law of the Commonwealth of Virginia.

    This opinion is provided solely for your benefit and may not be relied upon by, or quoted to, any other person or entity, in whole or in part, without my prior written consent.

    I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to me in the Registration Statement (and any amendments thereto) or the prospectus and proxy statement constituting a part of the Registration Statement (and any amendments or supplements thereto).

                                          Very truly yours,


                                          __________/s/_DAVID A. BRUNE__________


                                                      David A. Brune